EXHIBIT 4


 FORM OF ARTICLES OF AMENDMENT OF BALLARD DATED AUGUST 31, 2005 CONTAINING THE
    RIGHTS AND RESTRICTIONS ATTACHED TO CLASS A SHARES AND CLASS B SHARES OF
      BALLARD, AND FILED PURSUANT TO THE CANADA BUSINESS CORPORATION ACT.

[GRAPHIC      INDUSTRY CANADA      INDUSTRIE CANADA                            FORM 4                           FORMULE 4
 OMITTED]                                                               ARTICLES OF AMENDMENT            CLAUSES MODIFICA TRICES
              CANADA BUSINESS      LOI CANADIENNE SUR                    (SECTION 27 OR 177)               (ARTICLES 27 OU 177)
              CORPORATIONS ACT     LES SOCIETES PAR ACTIONS

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
1 -- Name of the Corporation - Denomination sociale de la societe            2 -- Corporation No. - No de la societe

     BALLARD POWER SYSTEMS INC.                                                   248019-1
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3 -- The articles of the above-named corporation are amended       Les statuts de la societe mentionnee ci-dessus sont modifies de
     as follows:                                                   la facon suivante :

     1.  By amending Schedule A attached to the Articles of the Corporation by deleting Parts 3 and 4 thereof in their entirety and substituting therefor Parts 3 and 4 as set forth in Schedule A attached to this Form 4, Articles of Amendment.


     IN ACCORDANCE WITH SUBSECTION 6(3) OF THE CANADA BUSINESS CORPORATIONS ACT, PART 3 AND PART 4 OF SCHEDULE A ATTACHED TO THE
     ARTICLES OF THE CORPORATION SPECIFY CERTAIN MATTERS THAT, IN CERTAIN CIRCUMSTANCES, WILL REQUIRE THE APPROVAL BY THE VOTES
     OF A GREATER NUMBER OF DIRECTORS THAN THAT REQUIRED BY THE CANADA BUSINESS CORPORATIONS ACT.
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
Signature                        Printed Name - Nom en letters moulees     4 -- Capacity of - qualite de   5 -- Tel. No.- No de tel
                                 Noordin S.K. Nanji                          Vice President,                   (604) 454-0900
                                                                             Marketing & Business
                                                                             Development and
                                                                             Corporate Secretary
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FOR DEPARTMENTAL USE ONLY -A L'USAGE DU MINISTERE SEULEMENT
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IC 3609 (2003/06)                                                                             [GRAPHIC OMITTED][GRAPHIC OMITTED]


                                                                       EXHIBIT 4
                                                                       ---------


                                   SCHEDULE A

                           BALLARD POWER SYSTEMS INC.


                                     PART 3
                                  CLASS A SHARE

The Class A Share in the capital of the Corporation will have attached thereto the rights, privileges, restrictions and conditions set out in this Part:

3.1      DEFINITIONS. In this Part,

    (a) "Ballard Group" means, at any particular time, the Corporation and each Person that is a Subsidiary of the Corporation at such time,

    (b)  "Base Ballard Shares" means,

         (i)    with respect to DCX, the Base DCX Ballard Shares, and

         (ii)   with respect to Ford, the Base Ford BPS Shares,

    (c)  "Base DCX Ballard Shares" means, collectively,

         (i) the Common Shares owned by the members of the DCX Group on the date that these Articles of Amendment are accepted for filing by Industry Canada, after giving effect to the transfer of Common Shares contemplated by an agreement among the Corporation, Ballard Power Corporation, DCX and Ford dated June 23, 2005 to occur on the date that these Articles of Amendment are accepted for filing by Industry Canada, other than 3,977,650 Common Shares owned by members of the DCX Group, and

         (ii) all Base Ford BPS Shares purchased by a member of the DCX Group from a member of the Ford Group,

                  and includes all additional Common Shares derived from such shares as a result of a reclassification, reorganization or subdivision of Common Shares or from an issuance of any stock dividend in respect of such shares,

    (d)  "Base Ford BPS Shares" means, collectively,

         (i) the Common Shares owned by the members of the Ford Group on the date that these Articles of Amendment are accepted for filing at

         Industry Canada, after giving effect to the transfer of Common Shares contemplated by an agreement among the Corporation, Ballard Power Corporation, DCX and Ford dated June 23, 2005 to occur on the date that these Articles of Amendment are accepted for filing by Industry Canada, other than 2,954,781 Common Shares owned by members of the Ford Group, and

         (ii) all Base DCX Ballard Shares purchased by a member of the Ford Group from a member of the DCX Group,

                  and includes all additional Common Shares derived from such shares as a result of a reclassification, reorganization or subdivision of Common Shares or from an issuance of any stock dividend in respect of such shares,

    (e)  "Class A Round-up Number" means 1.30, provided that

         (i)    if

                (A)   the members of the DCX Group acquire any Common Shares, or

                (B)   the total number of outstanding Common Shares is reduced,

                  on the date of every such acquisition or reduction, the Class A Round-up Number will be increased (but not decreased) to the minimum number required to allow the holder of the Class A Share to elect 2 directors of the Corporation, assuming that the total number of directors of the Corporation immediately after the election of directors by the holder of the Class A Share is 12,

         (ii) if the Corporation has issued Common Shares (or securities convertible into or exchangeable for Common Shares, other than stock options granted under the Corporation's stock option plan) after June 21, 2005 and prior to the date that these Articles of Amendment are accepted for filing by Industry Canada, the then existing Class A Round-up Number shall be multiplied by a fraction,

                (A) the numerator of which is the number of Common Shares outstanding prior to such issue, and

                (B) the denominator of which is the aggregate of the number of Common Shares outstanding prior to such issue and the number (or equivalent number) of Common Shares issued on such issue, and

         (iii)  the Class A Round-Up Number shall not exceed 1.51,

    (f) "Class A Share" means the Class A share in the capital of the Corporation,

    (g) "Class B Share" means the Class B share in the capital of the Corporation,

    (h)  "Common Shares" means Common shares in the capital of the Corporation,

    (i) "control" of a corporation, limited liability company, other body corporate or other entity by a Person only occurs if

         (i) securities of the corporation, limited liability company, other body corporate or other entity to which are attached more than 50% of the votes that may be cast to elect directors of the corporation, limited liability company, other body corporate or other entity (or other members of the governing body of the corporation, limited liability company, other body corporate or other entity, if it has no board of directors) or other rights to elect a majority of directors or such other members are held, other than by way of security or pledge only, by or for the benefit of that Person, and

         (ii) the votes attached to those securities are sufficient, or such rights are sufficient, if exercised, to elect a majority of the directors (or other members of the governing body of the corporation, limited liability company, other body corporate or other entity, if it has no board of directors) of the corporation, limited liability company, other body corporate or other entity,

    (j) "DCX" means, at any particular time, DaimlerChrysler AG and its successors,

    (k) "DCX Group" means, at any particular time, DCX and each Person that, at such time, is either

         (i)    a Subsidiary of DCX,

         (ii) XCELLSIS, for so long as DCX, Ford or a Subsidiary of either of them collectively hold more than 50% of the outstanding securities of

         XCELLSIS entitling the holder thereof to cast votes for the election of directors of XCELLSIS (or members of its governing body if XCELLSIS has no board of directors) and XCELLSIS is not a Subsidiary of Ford, or

         (iii) any other Person determined to be a member of the DCX Group under an agreement to which the Corporation, DCX, Ford and DBF Pref Share Holdings Inc. are parties dated the date these Articles of Amendment are accepted for filing at Industry Canada,

    (l) "Ford" means, at any particular time, Ford Motor Company and its successors,

    (m) "Ford Group" means, at any particular time, Ford and each Person that, at such time, is either

         (i)    a Subsidiary of Ford,

         (ii) XCELLSIS, for as long as DCX, Ford or a Subsidiary of either of them collectively hold more than 50% of the outstanding securities of XCELLSIS entitling the holder thereof to cast votes for the election of directors of XCELLSIS (or members of its governing body if XCELLSIS has no board of directors) and XCELLSIS is not a Subsidiary of DCX, or

         (iii) any other Person determined to be a member of the Ford Group under an agreement to which the Corporation, DCX, Ford and DBF Pref Share Holdings Inc. are parties dated the date these Articles of Amendment are accepted for filing at Industry Canada,

    (n) "Person" means an individual, corporation, body corporate, firm, limited liability company, partnership, syndicate, joint venture, society, association, trust or unincorporated organization or governmental authority or trustee, executor, administrator or other legal representative,

    (o)  "Strategic Plan" means the Corporation's Five Year Strategic Plan, 2003
    - 2007, as approved by the Corporation's board of directors in 2002, and any amendment thereto or replacement thereof which has been approved pursuant to ss.3.12 or ss.3.15, as applicable,

    (p) "Subsidiary" of a Person means a corporation, limited liability company, other body corporate or other entity which that Person, directly or indirectly, controls and, in the case of Ford, includes Mazda Motor Corporation for so long as Ford

         (i) owns at least 33.4% of the outstanding voting, participating equity shares in the capital of Mazda Motor Corporation, and

         (ii) retains all of its existing abilities and rights to effect the appointment of certain of the senior management, including the President, of Mazda Motor Corporation,

    (q) "Threshold Percentage" means 25% subject to increase as contemplated in an agreement to which the Corporation, DCX, Ford and DBF Pref Share Holdings Inc. are parties dated the date these Articles of Amendment are accepted for filing at Industry Canada, and

    (r) "XCELLSIS" means Ballard Power Systems GmbH (formerly Ballard Power Systems AG and, prior to that, XCELLSIS AG and prior to that, XCELLSIS GmbH dbb Fuel Cell Engines GmbH, and prior to that Daimler Benz Fuel Cell Systems
    GmbH) and its subsidiary, Fuel Cell Systems GmbH, each a corporation existing under the laws of Germany and any successor entity to each such corporation.

3.2 VOTING. The holder of the Class A Share will not have any right to receive notice of, attend or vote at any meeting of the shareholders of the Corporation except as expressly set out in this Part.

3.3 ELECTION OF DIRECTORS. The holder of the Class A Share has the exclusive right to elect, in the seven-day period immediately following the close of each meeting of holders of Common Shares at which one or more directors are elected (other than to fill a vacancy) or removed or at which the number of directors permitted to be elected to the board of directors of the Corporation is changed, a number of directors of the Corporation that is equal to

    (a) the product (rounded up to the closest whole number if, and only if, such product is not more than 0.49 less than such closest whole number, and otherwise, rounded down to the next lower whole number, provided that where that product is between the Class A Round-up Number and 1.51 such product shall be rounded to 2) obtained when

         (i)    the greater of

                (A)   six, and

                (B) the total number of directors of the Corporation immediately after the election of directors by the holder of the Class A Share and the holder of the Class B Share is multiplied by

         (ii)   the quotient obtained when

                (A) the aggregate number of Common Shares owned at the time of such meeting by the members of the DCX Group is divided by

                (B) the total number of Common Shares outstanding at the time of such meeting, or

    (b) if the members of the DCX Group own, in the aggregate, more than 50% of the outstanding Common Shares at the time of such meeting, the greater of

         (i) the lowest number of directors that constitutes a majority of directors of the Corporation immediately after the election of directors by the holder of the Class A Share and the holder of the Class B Share, and

         (ii)   the product determined pursuant to ss.3.3(a).

3.4 TERM. Each director elected by the holder of the Class A Share will be elected for a term ending at the close of the next meeting of holders of Common Shares at which one or more directors are elected (other than to fill a vacancy) or removed or at which the number of directors permitted to be elected to the board of directors of the Corporation is changed.

3.5 VACANCIES. If at any time a director elected by the holder of the Class A Share ceases to be a director for any reason before the expiry of such director's term, the resulting vacancy may only be filled

    (a) by a new director elected by a separate resolution of the holder of the Class A Share, and

    (b) if, after such election, the number of directors elected by the holder of the Class A Share would not exceed the number of such directors such holder would be entitled to elect if a meeting of the holders of Common Shares at which one or more directors had been elected (other than to fill a vacancy) or removed or at which the number of directors permitted to be elected to the board of directors of the Corporation is changed had been held immediately before such election.

3.6 REMOVAL. A director elected by the holder of the Class A Share may only be removed by a separate ordinary resolution of the holder of the Class A Share.

3.7 NOTICE OF CONVERSION. The Corporation may only convert the Class A Share into one fully paid and non-assessable Common Share as constituted at the time of conversion, if

    (a) any Person, other than another member of the DCX Group, acquires or owns any interest in any share in the capital of the holder of the Class A Share issued to a member of the DCX Group, except that the granting of one or more mortgages, pledges, hypothecations or other security interests on any such share will not constitute a disposition of such share until such a mortgage, pledge, hypothecation or other security interest is enforced, or

    (b) any member of the DCX Group sells or is deemed, pursuant to an agreement to which the Corporation, DCX, Ford and DBF Pref Share Holdings Inc. are parties dated the date these Articles of Amendment are accepted for filing at Industry Canada, to sell any Base DCX Ballard Shares, except

         (i) to another member of the DCX Group or to one or more members of the Ford Group, or

         (ii) if a member of the DCX Group acquires such Base DCX Ballard Shares within 30 days after such sale, or

    (c)  the holder of the Class A Share makes a request pursuant to ss.3.11,

such conversion to be effected by, and to be effective at the time of, the delivery of a notice of conversion to the holder of the Class A Share.

3.8 SURRENDER AND ISSUANCE OF CERTIFICATE. Within 30 days after receipt of notice of conversion pursuant to ss.3.7, the holder of the Class A Share will surrender to the Corporation the share certificate representing the Class A Share, and the Corporation will cause a share certificate representing the Common Share into which such share has been converted to be issued to such holder.

3.9      REDEMPTION.  The Corporation may only redeem the Class A Share if

    (a) any Person, other than another member of the DCX Group, acquires or owns any interest in any share in the capital of the holder of the Class A Share issued to a member of the DCX Group, except that the granting of one or more mortgages, pledges, hypothecations or other security interests on any such share will not constitute a disposition of such share until such a mortgage, pledge, hypothecation or other security interest is enforced,

    (b) any member of the DCX Group sells or is deemed, pursuant to an agreement to which DCX, Ford, DBF Pref Share Holdings Inc. and the

    Corporation are parties dated the date of issuance of the Class A Share, to sell any Base DCX Ballard Shares, except

         (i) to another member of the DCX Group or to one or more members of the Ford Group, or

         (ii) if a member of the DCX Group acquires such Base DCX Ballard Shares within 30 days after such sale, or

    (c)  the holder of the Class A Share makes a request pursuant to ss.3.11,

such redemption to be effected by, and to be effective at the time of, the delivery of a notice of redemption to the holder of the Class A Share.

3.10 PAYMENT OF REDEMPTION PRICE. On or after the date of delivery of such notice of redemption, the Corporation will, on presentation and surrender at the records office of the Corporation of the certificate for the Class A Share, pay or cause to be paid to or to the order of the holder of the Class A Share, the amount equal to the stated capital of the Class A Share.

3.11 HOLDER'S RIGHT TO REQUEST REDEMPTION OR CONVERSION. The Corporation will redeem or convert the Class A Share pursuant to this Part 3 on request by the holder of the Class A Share if, at the time of such request, the members of the DCX Group

    (a) own, in the aggregate, at least 75% of the outstanding Common Shares, or

    (b) own or have rights to purchase less than the number of Common Shares that would entitle the holder of the Class A Share to elect at least one director of the Corporation, assuming that all members of the DCX Group have exercised all rights of conversion, exercise and exchange attached to securities owned by them that are convertible into or exchangeable or exercisable for Common Shares.

3.12 SPECIAL APPROVAL BY DIRECTORS APPOINTED BY HOLDERS OF THE CLASS A SHARE AND CLASS B SHARE. Subject to ss.3.13, while the Class A Share and the Class B Share are issued and outstanding and

    (a)  as long as the members of the DCX Group and the Ford Group own at least

         (i) an aggregate percentage of all of the outstanding Common Shares equal to the Threshold Percentage, not including any Common Shares issued in consideration of a material investment in, or acquisition of a Person other than a wholly-owned Subsidiary of the Corporation that was required to be approved, and was approved under this ss.3.12 or ss.3.15, and

         (ii) an aggregate of at least 20% of all of the outstanding Common Shares, and

    (b)  as long as

         (i) the members of the DCX Group own all of the Base DCX Ballard Shares, other than Base DCX Ballard Shares transferred to a member of the Ford Group,

         (ii) the members of the Ford Group own all of the Base Ford BPS Shares, other than Base Ford BPS Shares transferred to a member of the DCX Group,

         (iii) the members of the DCX Group own a sufficient number of Common Shares to entitle DCX to direct DBF Pref Share Holdings Inc. to elect at least one director of the Corporation,

         (iv) the members of the Ford Group own a sufficient number of Common Shares to entitle Ford to direct DBF Pref Share Holdings Inc. to elect at least one director of the Corporation, and

         (v) each of DCX and Ford directed DBF Pref Share Holdings Inc. to elect at least one director of the Corporation at the most recent time when entitled to do so,

the following decisions may not be made, or actions taken, by the Corporation unless approved by a number of directors of the Corporation equal to one director more than a majority of the directors of the Corporation who are entitled to vote and who do vote on such decision, including at least one director elected by the holder of the Class A Share or the holder of the Class B Share,

    (c) a reduction in size of the board of directors of Corporation below 12 directors,

    (d) the sale of all or substantially all of the business of the Corporation or the assets, property or intellectual property of all members of the Ballard Group,

    (e) any mortgage, grant of security interest, pledge or encumbrance on all or substantially all of the assets, property or intellectual property of all members of the Ballard Group,

    (f) any amalgamation, arrangement or statutory reorganization of the Corporation with another entity other than a Subsidiary of the Corporation,

    (g)  any amendment or restatement of

         (i)    the Articles of Incorporation of the Corporation, or

         (ii) the By-laws of the Corporation that is inconsistent with the terms of an agreement to which the Corporation, DCX, Ford and DBF Pref Share Holdings Inc. are parties dated the date these Articles of Amendment are accepted for filing at Industry Canada,

    (h) the voluntary commencement of bankruptcy or similar proceedings of any member of the Ballard Group,

    (i)  a reduction in the stated capital of the Corporation,

    (j)  any change of the name of the Corporation,

    (k)  a consolidation (reverse split) of Common Shares,

    (l) the approval of the annual business plan or budget of the Corporation or any changes thereto or the approval of or any material change to the Strategic Plan,

    (m) a capital investment (or sale) by the Corporation or a wholly-owned Subsidiary of the Corporation, that is not included in a budget approved under ss.3.12(l) if the amount of such investment (or sale), together with all other such unbudgeted investments (or sales) made in the same calendar year would exceed the greater of

         (i) Cdn. $15 million, increasing to Cdn. $30 million after December 31, 2007, and

         (ii)   the lesser of

                (A) 25% of the total capital budget of the Corporation and its wholly-owned Subsidiaries for such calendar year, and

                (B)   Cdn. $100 million,

    (n) an investment, by way of cash, property or securities, (or sale of an investment) by the Corporation or a wholly-owned Subsidiary of the Corporation in a Person other than a wholly-owned Subsidiary of the Corporation or a sale of a wholly-owned Subsidiary, other than investments

    (or sales) provided for in a budget approved under ss.3.12(l), that exceeds the greater of

         (i)    Cdn. $25 million, and

         (ii)   the lesser of

                (A) 25% of the total budget for investments in Persons other than wholly-owned Subsidiaries of the Corporation for such calendar year, and

                (B)   Cdn. $100 million, and

    (o) other than as provided in a business plan or in a budget approved under ss.3.12(l) and subject to the requirements in ss.3.12(m) and ss.3.12(n), to authorize any member of the Ballard Group to

         (i) borrow money, grant security, guaranty liabilities and obligations of another Person, other than liabilities or obligations of wholly-owned Subsidiaries, in excess of Cdn. $50 million in any calendar year, and

         (ii) incur liabilities and other obligations, other than in the ordinary course of business, in excess of Cdn. $25 million in any calendar year.

3.13 MAJORITY VOTE OF DIRECTORS. If, while ss.3.12 is applicable, one or more directors of the Corporation elected by the holder of the Class A Share or the holder of the Class B Share

    (a) is prohibited under the CANADA BUSINESS CORPORATIONS ACT from voting on a matter specified in any of ss.3.12(c) to ss.3.12(o), inclusiVE,

    (b) abstains from voting on a matter specified in any of ss.3.12(c) to ss.3.12(o), inclusive, other than an abstention for the reason referred to in ss.3.13(a), or

    (c) does not participate, in person or by way of telephone, in a meeting of the board of directors of the Corporation at which a matter specified in any of ss.3.12(c) to ss.3.12(o), inclusive, is considered, other than solely as a result of the occurrence of circumstances preventing such participation that are entirely beyond the control or remedy of such director (including, but not limited to, a medical emergency or accident of such director or an immediate family member of such director), such matter will not be subject to ss.3.12, and may be approved by a majority of the votes cast at a meeting of the board of directors of the Corporation.

3.14 RETENTION OF SPECIAL APPROVAL RIGHTS. If the aggregate percentage of all of the outstanding Common Shares held by members of the DCX Group and the Ford Group at any time falls below the Threshold Percentage, notwithstanding ss.3.12(a)(i), the rights set out in ss.3.12 will remain in effect for a period of 60 days thereafter. If during that 60 day period members of the DCX Group and the Ford Group

    (a) acquire sufficient Common Shares so that the aggregate proportion of all of the outstanding Common Shares held by members of the DCX Group and the Ford Group meets or exceeds the Threshold Percentage, the rights set out in ss.3.12 will remain in effect following expiry of the 60 day period until such time as the aggregate percentage of all of the outstanding Common Shares held by members of the DCX Group and the Ford Group falls below the Threshold Percentage, at which time this ss.3.14 will again be applicable, or

    (b) do not acquire sufficient Common Shares so that the aggregate proportion of all of the outstanding Common Shares held by members of the DCX Group and the Ford Group meets or exceeds the Threshold Percentage, the rights set out in ss.3.12 will lapse following expiry of the 60 day period. However, the rights set out in ss.3.12 will thereafter come into effect if, within 18 months following the expiry of such 60 day period, members of the DCX Group and the Ford Group acquire sufficient Common Shares so that the aggregate proportion of all of the outstanding Common Shares held by members of the DCX Group and the Ford Group meets or exceeds the Threshold Percentage, at which time this ss.3.14 will again be applicable.

For the purpose of determining whether the members of the DCX Group and the Ford Group hold a number of Common Shares equal to the Threshold Percentage, the number of Common Shares issued in consideration of a material investment in, or acquisition of, a Person other than a wholly-owned Subsidiary of the Corporation that was required to be approved, and was approved, under ss.3.12 or ss.3.15, shall be excluded from such calculation.

3.15 SPECIAL APPROVAL BY DIRECTORS APPOINTED BY HOLDER OF THE CLASS A SHARE. Subject to ss.3.16, while the Class A Share is issued and outstanding, if ss.3.12(a) or ss.3.12(b) no longer applies and the members of the DCX Group, own at any subsequent time

    (a)  at least 33.75% of the outstanding Common Shares, or

    (b) all of the Base DCX Ballard Shares and all of the Common Shares that were Base Ford BPS Shares when a member of the Ford Group owned them,

then after such time and as long as,

    (c)  the members of the DCX Group own at least

         (i) an aggregate percentage of the outstanding Common Shares equal to the Threshold Percentage, not including any Common Shares issued in consideration of a material investment in, or acquisition of, a Person other than a wholly-owned Subsidiary of the Corporation that was required to be approved and was approved under ss.3.12 or this ss.3.15, and

         (ii) an aggregate of at least 20% of all of the outstanding Common Shares,

    (d) the members of the DCX Group own all of the Base DCX Ballard Shares, and

    (e) the members of the DCX Group are prohibited from competing with the Corporation or its Subsidiaries pursuant to an agreement to which the Corporation, DCX, Ford and DBF Pref Share Holdings Inc. are parties dated the date these Articles of Amendment are accepted for filing at Industry Canada, the decisions in ss.3.12(c) to ss.3.12(o), inclusive, will require approval of a number of directors of the Corporation equal to one director more than a majority of the directors of the Corporation who are entitled to vote and who do vote on such decision, including at least one of the directors elected by the holder of the Class A Share.

3.16 MAJORITY VOTE OF DIRECTORS. If, while ss.3.15 is applicable, one or more directors of the Corporation elected by the holder of the Class A Share

    (a) is prohibited under the CANADA BUSINESS CORPORATIONS ACT from voting on a matter specified in any of ss.3.12(c) to ss.3.12(o), inclusiVE,

    (b) abstains from voting on a matter specified in any of ss.3.12(c) to ss.3.12(o), inclusive, other than an abstention for the reason referred to in ss.3.16(a), or

    (c) does not participate, in person or by way of telephone, in a meeting of the board of directors of the Corporation at which a matter specified in any of ss.3.12(c) to ss.3.12(o), inclusive, is considered, other than solely as a result of the occurrence of circumstances preventing such participation that are entirely beyond the control or remedy of such director (including, but not limited to, a medical emergency or accident of such director or an immediate family member of such director), such matter will not be subject to ss.3.15, and may be approved by a majority of the votes cast at a meeting of the board of directors of the Corporation.

3.17 DIVIDENDS. The holder of the Class A Share will not, as such, be entitled to any dividend or other distribution of profits or surplus of the Corporation at any time.

3.18 RETURN OF CAPITAL. In the event of a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holder of the Class A Share will be entitled, in preference and priority to any distribution payable to holders of Common Shares, to receive an amount equal to the stated capital of the Class A Share and, after payment of such amount, the holder of the Class A Share will not, as such, be entitled to participate in any further distribution or payment in respect of such liquidation or dissolution or winding-up of the Corporation.

3.19 ADDITIONAL RESTRICTION ON AMENDMENTS TO ARTICLES. Except with the approval by separate special resolution of the holder of the Class A Share, no amendment to the Articles of the Corporation may, while the Class A Share is issued and outstanding, be made

    (a) to change the number of Class A Shares in the authorized capital of the Corporation,

    (b)  to issue any additional Class A Share,

    (c) to alter or change any of the rights, privileges, restriction or conditions attached to the Class A Share as expressly set out in this Part, or

    (d) that would prejudice or interfere with the rights of the holder of the Class A Share to

         (i)    elect and remove directors as expressly set out in this Part, or

         (ii) fill vacancies resulting from the removal, resignation, death or disqualification of directors elected by the holder of Class A Share.

3.20 NOTICE FOR DIRECTORS OF SPECIAL APPROVAL ITEMS. While ss.3.12 or ss.3.15 is applicable, notice of the time and place of each meeting of the board of directors of the Corporation to consider any of the matters specified in ss.3.12(c) to ss.3.12(o), inclusive, will be given in the manner provided in the by-laws of the Corporation to each director not less than 7 days before the time when the meeting is to be held and such notice will specify that such matter is to be considered for approval under ss.3.12(c) to ss.3.12(o) and include a description of such matter.

                                     PART 4
                                  CLASS B SHARE

The Class B Share in the capital of the Corporation will have attached thereto the rights, privileges, restrictions and conditions set out in this Part:

4.1      DEFINITIONS.  In this Part,

    (a) "Ballard Group" means, at any particular time, the Corporation and each Person that is a Subsidiary of the Corporation at such time,

    (b)  "Base Ballard Shares" means,

         (i)    with respect to DCX, the Base DCX Ballard Shares, and

         (ii)   with respect to Ford, the Base Ford BPS Shares,

    (c)  "Base DCX Ballard Shares" means, collectively,

         (i) the Common Shares owned by the members of the DCX Group on the date that these Articles of Amendment are accepted for filing by Industry Canada, after giving effect to the transfer of Common Shares contemplated by an agreement among the Corporation, Ballard Power Corporation, DCX and Ford dated June 23, 2005 to occur on the date that these Articles of Amendment are accepted for filing by Industry Canada, other than 3,977,650 Common Shares owned by members of the DCX Group, and

         (ii) all Base Ford BPS Shares purchased by a member of the DCX Group from a member of the Ford Group,

                  and includes all additional Common Shares derived from such shares as a result of a reclassification, reorganization or subdivision of Common Shares or from an issuance of any stock dividend in respect of such shares,

    (d)  "Base Ford BPS Shares" means, collectively,

         (i) the Common Shares owned by the members of the Ford Group on the date that these Articles of Amendment are accepted for filing at Industry Canada, after giving effect to the transfer of Common Shares contemplated by an agreement among the Corporation, Ballard Power Corporation, DCX and Ford dated June 23, 2005 to occur on the date that these Articles of Amendment are accepted for filing by Industry Canada, other than 2,954,781 Common Shares owned by members of the Ford Group, and

         (ii) all Base DCX Ballard Shares purchased by a member of the Ford Group from a member of the DCX Group,

                  and includes all additional Common Shares derived from such shares as a result of a reclassification, reorganization or subdivision of Common Shares or from an issuance of any stock dividend in respect of such shares,

    (e) "Class A Share" means the Class A share in the capital of the Corporation,

    (f)  "Class B Round-up Number" means 1.30, provided that

         (i)    if

                (A) the members of the Ford Group acquire any Common Shares, or

                (B)   the total number of outstanding Common Shares is reduced,

         on the date of every such acquisition or reduction, the Class B Round-up Number will be increased (but not decreased) to the minimum number required to allow the holder of the Class B Share to elect 2 directors of the Corporation, assuming that the total number of directors of the Corporation immediately after the election of directors by the holder of the Class B Share is 12,

         (ii) if the Corporation has issued Common Shares (or securities convertible into or exchangeable for Common Shares, other than stock options granted under the Corporation's stock option plan) after June 21, 2005 and prior to the date that these Articles of Amendment are accepted for filing by Industry Canada, the then existing Class B Round-up Number shall be multiplied by a fraction,

                (A) the numerator of which is the number of Common Shares outstanding prior to such issue, and

                (B) the denominator of which is the aggregate of the number of Common Shares outstanding prior to such issue and the number (or equivalent number) of Common Shares issued on such issue, and

         (iii) the Class B Round-up Number shall not exceed 1.51,

    (g) "Class B Share" means the Class B share in the capital of the Corporation,

    (h)  "Common Shares" means Common shares in the capital of the Corporation,

    (i) "control" of a corporation, limited liability company, other body corporate or other entity by a Person only occurs if

         (i) securities of the corporation, limited liability company, other body corporate or other entity to which are attached more than 50% of the votes that may be cast to elect directors of the corporation, limited liability company, other body corporate or other entity (or other members of the governing body of the corporation, limited liability company, other body corporate or other entity, if it has no board of directors) or other rights to elect a majority of directors or such other members are held, other than by way of security or pledge only, by or for the benefit of that Person, and

         (ii) the votes attached to those securities are sufficient, or such rights are sufficient, if exercised, to elect a majority of the directors (or other members of the governing body of the corporation, limited liability company, other body corporate or other entity, if it has no board of directors) of the corporation, limited liability company, other body corporate or other entity,

    (j) "DCX" means, at any particular time, DaimlerChrysler AG and its successors,

    (k) "DCX Group" means, at any particular time, DCX and each Person that, at such time, is either

         (i)    a Subsidiary of DCX,

         (ii) XCELLSIS, for so long as DCX, Ford or a Subsidiary of either of them collectively hold more than 50% of the outstanding securities of XCELLSIS entitling the holder thereof to cast votes for the election of directors of XCELLSIS (or members of its governing body if XCELLSIS has no board of directors) and XCELLSIS is not a Subsidiary of Ford, or

         (iii) any other Person determined to be a member of the DCX Group under an agreement to which the Corporation, DCX, Ford and DBF Pref

         Share Holdings Inc. are parties dated the date these Articles of Amendment are accepted for filing at Industry Canada,

    (l) "Ford" means, at any particular time, Ford Motor Company and its successors,

    (m) "Ford Group" means, at any particular time, Ford and each Person that, at such time, is either

         (i)    a Subsidiary of Ford,

         (ii) XCELLSIS, for as long as DCX, Ford or a Subsidiary of either of them collectively hold more than 50% of the outstanding securities of XCELLSIS entitling the holder thereof to cast votes for the election of directors of XCELLSIS (or members of its governing body if XCELLSIS has no board of directors) and XCELLSIS is not a Subsidiary of DCX, or

         (iii) any other Person determined to be a member of the Ford Group under an agreement to which the Corporation, DCX, Ford and DBF Pref Share Holdings Inc. are parties dated the date these Articles of Amendment are accepted for filing at Industry Canada,

    (n) "Person" means an individual, corporation, body corporate, firm, limited liability company, partnership, syndicate, joint venture, society, association, trust or unincorporated organization or governmental authority or trustee, executor, administrator or other legal representative,

    (o) "Strategic Plan" means the Corporation's Five Year Strategic Plan, 2003-2007, as approved by the Corporation's board of directors in 2002, and any amendment thereto or replacement thereof which has been approved pursuant to ss.4.12 or ss.4.15, as applicable,

    (p) "Subsidiary" of a Person means a corporation, limited liability company, other body corporate or other entity that Person, directly or indirectly, controls and, in the case of Ford, includes Mazda Motor Corporation for so long as Ford

         (i) owns at least 33.4% of the outstanding voting, participating equity shares in the capital of Mazda Motor Corporation, and

         (ii) retains all of its existing abilities and rights to effect the appointment of certain of the senior management, including the President, of Mazda Motor Corporation,

    (q) "Threshold Percentage" means 25% subject to increase as contemplated in an agreement to which the Corporation, DCX, Ford and DBF Pref Share Holdings Inc. are parties dated the date these Articles of Amendment are accepted for filing at Industry Canada, and

    (r) "XCELLSIS" means Ballard Power Systems GmbH (formerly Ballard Power Systems AG and, prior to that, XCELLSIS AG and prior to that, XCELLSIS GmbH dbb Fuel Cell Engines GmbH, and prior to that Daimler Benz Fuel Cell Systems
    GmbH) and its subsidiary, Fuel Cell Systems GmbH, each a corporation existing under the laws of Germany and any successor entity to each such corporation.

4.2 VOTING. The holder of the Class B Share will not have any right to receive notice of, attend or vote at any meeting of the shareholders of the Corporation except as expressly set out in this Part.

4.3 ELECTION OF DIRECTORS. The holder of the Class B Share has the exclusive right to elect, in the seven-day period immediately following the close of each meeting of holders of Common Shares at which one or more directors are elected (other than to fill a vacancy) or removed or at which the number of directors permitted to be elected to the board of directors of the Corporation is changed, a number of directors of the Corporation that is equal to

    (a) the product (rounded up to the closest whole number if, and only if, such product is not more than 0.49 less than such closest whole number, and otherwise rounded down to the next lower whole number, provided that where that product is between the Class B Round-up Number and 1.51 such product shall be rounded to 2) obtained when

         (i)    the greater of

                (A)   six, and

                (B) the total number of directors of the Corporation immediately after the election of directors by the holder of the Class A Share and the holder of the Class B Share is multiplied by

         (ii)   the quotient obtained when

                (A) the aggregate number of Common Shares owned at the time of such meeting by the members of the Ford Group is divided by

                (B) the total number of outstanding Common Shares at the time of such meeting, or

    (b) if the members of the Ford Group own, in the aggregate, more than 50% of the Common Shares outstanding at the time of such meeting, the greater of

         (i) the lowest number of directors that constitutes a majority of directors of the Corporation immediately after the election of directors by the holder of the Class A Share and the holder of the Class B Share, and

         (ii)   the product determined pursuant to ss.4.3(a).

4.4 TERM. Each director elected by the holder of the Class B Share will be elected for a term ending at the close of the next meeting of holders of Common Shares at which one or more directors are elected (other than to fill a vacancy) or removed or at which the number of directors permitted to be elected to the board of directors of the Corporation is changed.

4.5 VACANCIES. If at any time a director elected by the holder of the Class B Share ceases to be a director for any reason before the expiry of such director's term, the resulting vacancy may only be filled

    (a) by a new director elected by a separate resolution of the holder of the Class B Share, and

    (b) if, after such election, the number of directors elected by the holder of the Class B Share would not exceed the number of such directors such holder would be entitled to elect if a meeting of the holders of Common Shares at which one or more directors had been elected (other than to fill a vacancy) or removed or at which the number of directors permitted to be elected to the board of directors of the Corporation is changed had been held immediately before such election.

4.6 REMOVAL. A director elected by the holder of the Class B Share may only be removed by a separate ordinary resolution of the holder of the Class B Share.

4.7 NOTICE OF CONVERSION. The Corporation may only convert the Class B Share into one fully paid and non-assessable Common Share as constituted at the time of conversion, if

    (a) any Person, other than another member of the Ford Group, acquires or owns any interest in any share in the capital of the holder of the Class B

    Share issued to a member of the Ford Group, except that the granting of one or more mortgages, pledges, hypothecations or other security interests on any such share will not constitute a disposition of such share until such a mortgage, pledge, hypothecation or other security interest is enforced,

    (b) any member of the Ford Group sells or is deemed, pursuant to an agreement to which the Corporation, DCX, Ford and DBF Pref Share Holdings Inc. are parties dated the date these Articles of Amendment are accepted for filing at Industry Canada, to sell any Base Ford BPS Shares, except

         (i) to another member of the Ford Group or to one or more members of the DCX Group, or

         (ii) if a member of the Ford Group acquires such Base Ford BPS Shares within 30 days after such sale, or

    (c)  the holder of the Class B Share makes a request pursuant to ss.4.11,

such conversion to be effected by, and to be effective at the time of, the delivery of a notice of conversion to the holder of the Class B Share.

4.8 SURRENDER AND ISSUANCE OF CERTIFICATE. Within 30 days after receipt of notice of conversion pursuant to ss.4.7, the holder of the Class B Share will surrender to the Corporation the share certificate representing the Class B Share, and the Corporation will cause a share certificate representing the Common Share into which such share has been converted to be issued to such holder.

4.9      REDEMPTION.  The Corporation may only redeem the Class B Share if

    (a) any Person, other than another member of the Ford Group, acquires or owns any interest in any share in the capital of the holder of the Class B Share issued to a member of the Ford Group, except that the granting of one or more mortgages, pledges, hypothecations or other security interests on any such share will not constitute a disposition of such share until such a mortgage, pledge, hypothecation or other security interest is enforced,

    (b) any member of the Ford Group sells or is deemed, pursuant to an agreement to which DCX, Ford, DBF Pref Share Holdings Inc. and the Corporation are parties dated the date of issuance of the Class B Share, to sell any Base Ford BPS Shares, except

         (i) to another member of the Ford Group or to one or more members of the DCX Group, or

         (ii) if a member of the Ford Group acquires such Base Ford BPS Shares within 30 days after such sale, or

    (c)  the holder of the Class B Share makes a request pursuant to ss.4.11,

such redemption to be effected by, and to be effective at the time of, the delivery of a notice of redemption to the holder of the Class B Share.

4.10 PAYMENT OF REDEMPTION PRICE. On or after the date of delivery of such notice of redemption, the Corporation will, on presentation and surrender at the records office of the Corporation of the certificate for the Class B Share, pay or cause to be paid to or to the order of the holder of the Class B Share, the amount equal to the stated capital of the Class B Share.

4.11 HOLDER'S RIGHT TO REQUEST REDEMPTION OR CONVERSION. The Corporation will redeem or convert the Class B Share pursuant to this Part 4 on request by the holder of the Class B Share if, at the time of such request, the members of the Ford Group

    (a) own, in the aggregate, at least 75% of the outstanding Common Shares, or

    (b) own or have rights to purchase less than the number of Common Shares that would entitle the holder of the Class B Share to elect at least one director of the Corporation, assuming that all members of the Ford Group have exercised all rights of conversion, exercise and exchange attached to securities owned by them that are convertible into or exchangeable or exercisable for Common Shares.

4.12 SPECIAL APPROVAL BY DIRECTORS APPOINTED BY HOLDERS OF THE CLASS A SHARE AND CLASS B SHARE. Subject to ss.4.13, while the Class A Share and the Class B Share are issued and outstanding anD

    (a)  as long as the members of the DCX Group and the Ford Group own at least

         (i) an aggregate percentage of all of the outstanding Common Shares equal to the Threshold Percentage, not including any Common Shares issued in consideration of a material investment in, or acquisition of, a Person other than a wholly-owned Subsidiary of the Corporation that was required to be approved, and was approved under this ss.4.12 or ss.4.15, and

         (ii) an aggregate of at least 20% of all of the outstanding Common Shares, and

    (b)  as long as

         (i) the members of the DCX Group own all of the Base DCX Ballard Shares, other than Base DCX Ballard Shares transferred to a member of the Ford Group,

         (ii) the members of the Ford Group own all of the Base Ford BPS Shares, other than Base Ford BPS Shares transferred to a member of the DCX Group,

         (iii) the members of the DCX Group own a sufficient number of Common Shares to entitle DCX to direct DBF Pref Share Holdings Inc. to elect at least one director of the Corporation,

         (iv) the members of the Ford Group own a sufficient number of Common Shares to entitle Ford to direct DBF Pref Share Holdings Inc. to elect at least one director of the Corporation, and

         (v) each of DCX and Ford directed DBF Pref Share Holdings Inc. to elect at least one director of the Corporation at the most recent time when entitled to do so,

the following decisions may not be made, or actions taken, by the Corporation unless approved by a number of directors of the Corporation equal to one director more than a majority of the directors of the Corporation who are entitled to vote and who do vote on such decision, including at least one director elected by the holder of the Class A Share or the holder of the Class B Share,

    (c) a reduction in size of the board of directors of Corporation below 12 directors,

    (d) the sale of all or substantially all of the business of the Corporation or the assets, property or intellectual property of all members of the Ballard Group,

    (e) any mortgage, grant of security interest, pledge or encumbrance on all or substantially all of the assets, property or intellectual property of all members of the Ballard Group,

    (f) any amalgamation, arrangement or statutory reorganization of the Corporation with another entity other than a Subsidiary of the Corporation,

    (g)  any amendment or restatement of

         (i)    the Articles of Incorporation of the Corporation, or

         (ii) the By-laws of the Corporation that is inconsistent with the terms of an agreement to which the Corporation, DCX, Ford and DBF Pref Share Holdings Inc. are parties dated the date these Articles of Amendment are accepted for filing at Industry Canada,

    (h) the voluntary commencement of bankruptcy or similar proceedings of any member of the Ballard Group,

    (i)  a reduction in the stated capital of the Corporation,

    (j)  any change of the name of the Corporation,

    (k)  a consolidation (reverse split) of Common Shares,

    (l) the approval of the annual business plan or budget of the Corporation or any changes thereto or the approval of or any material change to the Strategic Plan,

    (m) a capital investment (or sale) by the Corporation or a wholly-owned Subsidiary of the Corporation, that is not included in a budget approved under ss.4.12(l) if the amount of such investment (or sale), together with all other such unbudgeted investments (or sales) made in the same calendar year would exceed the greater of

         (i) Cdn. $15 million, increasing to Cdn. $30 million after December 31, 2007, and

         (ii)   the lesser of

                (A) 25% of the total capital budget of the Corporation and its wholly-owned Subsidiaries for such calendar year, and

                (B)   Cdn. $100 million,

    (n) an investment, by way of cash, property or securities, (or sale of an investment) by the Corporation or a wholly-owned Subsidiary of the Corporation in a Person other than a wholly-owned Subsidiary of the Corporation or a sale of a wholly-owned Subsidiary, other than investments (or sales) provided for in a budget approved under ss.4.12(l), that exceeds the greater of

         (i)    Cdn. $25 million, and

         (ii)   the lesser of

                (A) 25% of the total budget for investments in Persons other than wholly-owned Subsidiaries of the Corporation for such calendar year, and

                (B)   Cdn. $100 million, and

    (o) other than as provided in a business plan or in a budget approved under ss.4.12(l) and subject to the requirements in ss.4.12(m) and ss.4.12(n), to authorize any member of the Ballard Group to

         (i) borrow money, grant security, guaranty liabilities and obligations of another Person, other than liabilities or obligations of wholly-owned Subsidiaries, in excess of Cdn. $50 million in any calendar year, and

         (ii) incur liabilities and other obligations, other than in the ordinary course of business, in excess of Cdn. $25 million in any calendar year.

4.13 MAJORITY VOTE OF DIRECTORS. If, while ss.4.12 is applicable, one or more directors of the Corporation elected by the holder of the Class A Share or the holder of the Class B Share

    (a) is prohibited under the CANADA BUSINESS CORPORATIONS ACT from voting on a matter specified in any of ss.4.12(c) to ss.4.12(o), inclusive,

    (b) abstains from voting on a matter specified in any of ss.4.12(c) to ss.4.12(o), inclusive, other than an abstention for the reason referred to in ss.4.13(a), or

    (c) does not participate, in person or by way of telephone, in a meeting of the board of directors of the Corporation at which a matter specified in any of ss.4.12(c)to ss.4.12(o), inclusive, is considered, other than solely as a result of the occurrence of circumstances preventing such participation that are entirely beyond the control or remedy of such director (including, but not limited to, a medical emergency or accident of such director or an immediate family member of such director), such matter will not be subject to ss.4.12 and may be approved by a majority of the votes cast at a meeting of the board of directors of the Corporation.

4.14 RETENTION OF SPECIAL APPROVAL RIGHTS. If the aggregate percentage of all of the outstanding Common Shares held by members of the DCX Group and the Ford Group at any time falls below the Threshold Percentage, notwithstanding ss.4.12(a)(i), the rights set out in ss.4.12 will remain in effect for a period of 60 days thereafter. If during that 60 day period members of the DCX Group and the Ford Group

    (a) acquire sufficient Common Shares so that the aggregate proportion of all of the outstanding Common Shares held by members of the DCX Group and the Ford Group meets or exceeds the Threshold Percentage, the rights set out in ss.4.12 will remain in effect following expiry of the 60 day period until such time as the aggregate percentage of all of the outstanding Common Shares held by members of the DCX Group and the Ford Group falls below the Threshold Percentage, at which time this ss.4.14 will again be applicable, or

    (b) do not acquire sufficient Common Shares so that the aggregate proportion of all of the outstanding Common Shares held by members of the DCX Group and the Ford Group meets or exceeds the Threshold Percentage, the rights set out in ss.4.12 will lapse following expiry of the 60 day period. However, the rights set out in ss.4.12 will thereafter come into effect if, within 18 months following the expiry of such 60 day period, members of the DCX Group and the Ford Group acquire sufficient Common Shares so that the aggregate proportion of all of the outstanding Common Shares held by members of the DCX Group and the Ford Group meets or exceeds the Threshold Percentage, at which time this ss.4.14 will again be applicable.

For the purpose of determining whether the members of the DCX Group and the Ford Group hold a number of Common Shares equal to the Threshold Percentage, the number of Common Shares issued in consideration of a material investment in, or acquisition of, a Person other than a wholly-owned Subsidiary of the Corporation that was required to be approved, and was approved, under ss.4.12 or ss.4.15, shall be excluded from such calculation.

4.15 SPECIAL APPROVAL BY DIRECTORS APPOINTED BY HOLDER OF THE CLASS B SHARE. Subject to ss.4.16, while the Class B Share is issued and outstanding, if ss.4.12(a) or ss.4.12(b) no longer applies, and the members of the Ford Group own at any subsequent time

    (a)  at least 33.75% of the outstanding Common Shares, or

    (b) all of the Base Ford BPS Shares and all of the Common Shares that were Base DCX Ballard Shares when a member of the DCX Group owned them, then after such time and as long as,

    (c)  the members of the Ford Group own at least

         (i) an aggregate percentage of the outstanding Common Shares equal to the Threshold Percentage, not including any Common Shares issued in consideration of a material investment in, or acquisition of, a Person other than a wholly-owned Subsidiary of the Corporation that was required to be approved and was approved under ss.4.12 or this ss.4.15, and

         (ii) an aggregate of at least 20% of all of the outstanding Common shares,

    (d)  the members of the Ford Group own all of the Base Ford BPS Shares, and

    (e) the members of the Ford Group are prohibited from competing with the Corporation or its Subsidiaries pursuant to an agreement to which the Corporation, DCX, Ford and DBF Pref Share Holdings Inc. are parties dated the date these Articles of Amendment are accepted for filing at Industry Canada, the decisions in ss.4.12(c) to ss.4.12(o), inclusive, will require the approval of a number of directors of the Corporation equal to one director more than a majority of the directors of the Corporation who are entitled to vote and who do vote on such decision, including at least one of the directors elected by the holder of the Class B Share.

4.16 MAJORITY VOTE OF DIRECTORS. If, while ss.4.15 is applicable, one or more directors of the Corporation elected by the holder of the Class B Share

    (a) is prohibited under the CANADA BUSINESS CORPORATIONS ACT from voting on a matter specified in any of ss.4.12(c) to ss.4.12(o), inclusive,

    (b) abstains from voting on a matter specified in any of ss.4.12(c) to ss.4.12(o), inclusive, other than an abstention for the reason referred to in ss.4.16(a), or

    (c) does not participate, in person or by way of telephone, in a meeting of the board of directors of the Corporation at which a matter specified in any of ss.4.12(c) to ss.4.12(o), inclusive, is considered, other than solely as a result of the occurrence of circumstances preventing such participation that are entirely beyond the control or remedy of such director (including, but not limited to, a medical emergency or accident of such director or an immediate family member of such director),

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                                      -28-


such matter will not be subject to ss.4.15 and may be approved by a majority of the votes cast at a meeting of the board of directors of the Corporation.

4.17 DIVIDENDS. The holder of the Class B Share will not, as such, be entitled to any dividend or other distribution of profits or surplus of the Corporation at any time.

4.18 RETURN OF CAPITAL. In the event of a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holder of the Class B Share will be entitled, in preference and priority to any distribution payable to holders of Common Shares, to receive an amount equal to the stated capital of the Class B Share and, after payment of such amount, the holder of the Class B Share will not, as such, be entitled to participate in any further distribution or payment in respect of such liquidation or dissolution or winding-up of the Corporation.

4.19 ADDITIONAL RESTRICTION ON AMENDMENTS TO ARTICLES. Except with the approval by separate special resolution of the holder of the Class B Share, no amendment to the Articles of the Corporation may, while the Class B Share is issued and outstanding, be made

    (a) to change the number of Class B Shares in the authorized capital of the Corporation,

    (b)  to issue any additional Class B Share,

    (c) to alter or change any of the rights, privileges, restriction or conditions attached to the Class B Share as expressly set out in this Part, or

    (d) that would prejudice or interfere with the rights of the holder of the Class B Share to

         (i)    elect and remove directors as expressly set out in this Part, or

         (ii) fill vacancies resulting from the removal, resignation, death or disqualification of directors elected by the holder of Class B Share.

4.20 NOTICE FOR DIRECTORS OF SPECIAL APPROVAL ITEMS. While ss.4.12 or ss.4.15 is applicable, notice of the time and place of each meeting of the board of directors of the Corporation to consider any of the matters specified in ss.4.12(c) to ss.4.12(o), inclusive, will be given in the manner provided in the by-laws of the Corporation to each director not less than 7 days before the time when the meeting is to be held and such notice will specify that such matter is to be considered for approval under ss.4.12(c) to ss.4.12(o) and include a description of such matter.